Exhibit 99.1

LIBERTY MEDIA CORPORATION TO PRESENT AT THE GOLDMAN SACHS COMMUNACOPIA XX CONFERENCE

Englewood, Colo, Sept 15 - Liberty Media Corporation (Nasdaq: LCAPA, LCAPB, LINTA, LINTB, LSTZA, LSTZB) announced that Greg Maffei, President and CEO of Liberty Media, will be presenting at the Goldman Sachs Communacopia XX Conference on Thursday, September 22nd at 9:40 a.m., Eastern Time at the Goldman Sachs Conference Center in New York City, NY.  During his presentation, Mr. Maffei may make observations regarding the company’s financial performance and outlook and the status of the proposed split-off of the Liberty Capital and Liberty Starz tracking stocks.

The presentation will be broadcast live via the Internet.  All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation

Liberty owns interests in a broad range of electronic retailing, media, communications and entertainment businesses.  Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (Nasdaq: LINTA, LINTB), which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, Celebrate Interactive, Bodybuilding.com and Expedia, (2) the Liberty Starz group (Nasdaq: LSTZA, LSTZB), which includes Liberty’s interest in Starz, LLC, and (3) the Liberty Capital group (Nasdaq: LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Starz group including Liberty’s subsidiaries the Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty’s interests in SiriusXM, Live Nation and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of the split-off entity or any of Liberty’s tracking stocks.  The offer and sale of shares in the proposed split-off will only be made pursuant to Liberty CapStarz’s effective registration statement. Liberty stockholders and other investors are urged to read the Form S-4 registration statement on file with the SEC, including Liberty’s proxy statement/prospectus contained therein, because they contain important information about the split-off.  Copies of Liberty’s and Liberty CapStarz, Inc.’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Contact:

Courtnee Ulrich

720-875-5420